Exhibit 99.02

Copyright © 2022NortonLifeLock + Avast. All rights reserved. + Copyright © 2022NortonLifeLock + Avast. All rights reserved. LENDER PRESENTATION January 13, 2022

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Forward-Looking Statements This presentation contains certain forward-looking statements with respect to NortonLifeLock and Avast. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “aim”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, economic performance, financial conditions, dividend policy, losses and future prospects, (ii) business and management strategies and the expansion and growth of the operations of NortonLifeLock or Avast, (iii) the effects of government regulation on the business of NortonLifeLock or Avast, and (iv) the time frame and the expected benefits of the proposed combination to NortonLifeLock, Avast, and their respective customers, stockholders and investors, including expected growth, earnings accretion and cost savings. There are many factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that the proposed combination will not be completed on a timely basis or at all, whether due to the failure to satisfy the conditions of the proposed combination (including approvals or clearances from regulatory and other agencies and bodies) or otherwise, general business and economic conditions globally, industry trends, competition, changes in government and other regulation, changes in political and economic stability, disruptions in business operations due to reorganization activities, interest rate and currency fluctuations, the inability of the combined entity to realize successfully any anticipated synergy benefits when (and if) the proposed combination is implemented, the inability of the combined entity to integrate successfully NortonLifeLock’s and Avast’s operations when (and if) the proposed combination is implemented, fluctuations and volatility in NortonLifeLock’s stock price, the ability of NortonLifeLock to successfully execute strategic plans, the ability of NortonLifeLock to maintain customer and partner relationships, the timing and market acceptance of new product releases and upgrades, matters arising out of the ongoing U.S. Securities and Exchange Commission (the “SEC”) investigation and the combined entity incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the proposed combination when (and if) it is implemented. Additional information concerning these and other risk factors is contained in the Risk Factors sections of NortonLifeLock’s most recent reports on Form 10-K and Form 10-Q, the contents of which are not incorporated by reference into, nor do they form part of, this presentation. These forward-looking statements are based on numerous assumptions regarding the present and future business strategies of such persons and the environment in which each will operate in the future. By their nature, these forward-looking statements involve known and unknown risks, as well as uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this presentation may cause the actual results, performance or achievements of any such person, or industry results and developments, to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. No assurance can be given that such expectations will prove to have been correct and persons reading this presentation are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date of this presentation. All subsequent oral or written forward-looking statements attributable to NortonLifeLock or Avast or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Neither of NortonLifeLock or Avast undertakes any obligation to update publicly or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law, regulation or stock exchange rules. 1 Legal Disclaimers

Copyright © 2022NortonLifeLock + Avast. All rights reserved. No Offer or Solicitation This presentation is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or the solicitation of an offer to subscribe for or an invitation to subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed combination or otherwise, nor shall there be any sale, issuance, subscription or transfer of securities in any jurisdiction in contravention of applicable law or regulation. In particular, this presentation is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of the transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. The transaction will be made solely by means of the scheme document published by Avast, or (if applicable) pursuant to an offer document to be published by NortonLifeLock, which (as applicable) would contain the full terms and conditions of the transaction. Any decision in respect of, or other response to, the transaction, should be made only on the basis of the information contained in such document(s). If NortonLifeLock ultimately seeks to implement the transaction by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations. Overseas Shareholders The materials herein contain information in respect of the transaction. Viewing this information may be unlawful if you are resident or located in any jurisdiction where to do so would constitute a violation of the relevant laws and regulations or would result in a requirement to comply with any governmental or other consent or any registration, filing or other formality which NortonLifeLock regards as unduly onerous (each, a "Restricted Jurisdiction"). In certain jurisdictions, including Restricted Jurisdictions, only certain categories of persons may be allowed to view such materials. All persons resident or located outside the United Kingdom who wish to view these materials must first satisfy themselves that they are not subject to any local requirements that prohibit or restrict them from doing so and should inform themselves of, and observe, any legal or regulatory requirements applicable in their jurisdiction. It is your responsibility to satisfy yourself as to the full observance of any relevant laws and regulatory requirements. Copies of this presentation and any formal documentation relating to the proposed combination are not being, and must not be, directly or indirectly, mailed, transmitted, or otherwise forwarded, distributed or sent in, whole or in part, into or from any Restricted Jurisdiction, including any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, and persons receiving such documents (including, without limitation, custodians, nominees and trustees) should observe these restrictions and must not mail, transmit, otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the proposed combination. Neither NortonLifeLock, nor any of its members, directors, officers, employees, advisers, agents, affiliates or representatives, assumes any responsibility for any violation by any person of any of these restrictions. Further details in relation to Avast Shareholders in overseas jurisdictions (including Restricted Jurisdictions) are contained in the scheme document. 2 Legal Disclaimers (cont’d)

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Notice to U.S. Investors in Avast The transaction relates to the acquisition of the securities of an English company, and is expected to be implemented pursuant to a scheme of arrangement under English law. A transaction implemented by means of a scheme of arrangement is not subject to the tender offer rules of the U.S. Exchange Act of 1934, as amended. Accordingly, the transaction is subject to disclosure requirements and practices applicable in the UK to schemes of arrangement which differ from the disclosure and procedural requirements of US tender offer rules. Any financial information included in this presentation may have been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States. If NortonLifeLock exercises its right in the future to implement the transaction by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations. It may be difficult for US holders of the Avast shares to enforce their rights and claims arising out of the US federal securities laws, since Avast is located in a country other than the United States, and some or all of its officers and directors are residents of a country other than the United States. US holders of Avast's shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court's judgement. Use of Non-GAAP Financial Information We use the non-GAAP measures of operating margin, net income and earnings per share, which are adjusted from results based on U.S. GAAP and exclude certain expenses, gains and losses. We also provide the non-GAAP metrics of revenues, constant currency revenue, EBITDA, reported EBITDA, adjusted EBITDA, EBITDA margin and free cash flow, which is defined as cash flows from operating activities less purchases of property and equipment. These non-GAAP financial measures are provided to enhance the user's understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing NortonLifeLock's performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to U.S. GAAP and the methods we use to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with U.S. GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. See appendix for reconciliation of certain financial measures included herein from GAAP to non-GAAP. Readers are encouraged to review the additional reconciliations of our non-GAAP financial measures to the comparable U.S. GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations page of our website at Investor.NortonLifeLock.com. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to the most comparable U.S. GAAP financial measures because certain information is dependent on future events, some of which are outside the control of NortonLifeLock. Moreover, estimating such U.S. GAAP financial measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort. Legal Disclaimers (cont’d) 3

Copyright © 2022NortonLifeLock + Avast. All rights reserved. No Profit Forecasts or Estimates The NortonLifeLock Profit Forecast (see below) is a profit forecast for the purposes of Rule 28 of the UK’s City Code on Takeovers and Mergers (the “Code”). Other than the NortonLifeLock Profit Forecast, no statement in this presentation is intended as, or is to be construed as, a profit forecast or estimate for any period and no statement in this presentation should be interpreted to mean that earnings or earnings per ordinary share, for NortonLifeLock or Avast, respectively for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per ordinary share for NortonLifeLock or Avast, respectively. Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in this presentation (defined below as the Quantified Financial Benefits Statement) may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this presentation generally (other than the NortonLifeLock Profit Forecast (see below)), should be construed as a profit forecast or interpreted to mean that the Combined Company’s earnings in the first full year following the combination, or in any subsequent period, would necessarily match or be greater than or be less than those of Avast and/or NortonLifeLock for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this presentation is the responsibility of NortonLifeLock and the NortonLifeLock Directors. 4 Legal Disclaimers (cont’d)

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Quantified Financial Benefits Statement This presentation contains statements of estimated cost savings and synergies arising from the Merger (together, the “Quantified Financial Benefits Statement”). A copy of the Quantified Financial Benefits Statement is set out below: “Given the complementary nature of both NortonLifeLock and Avast, the NortonLifeLock Directors believe that the Merger will generate synergies that could not be achieved independently of the Merger and will lead to significant long-term value creation for all shareholders. Significant recurring cost synergies opportunity NortonLifeLock anticipates that the Merger will result in recurring annual pre-tax gross cost synergies for the Combined Company to reach a run-rate of approximately USD 280 million, representing between approximately 15% and 20% of combined adjusted cost of sales and operating spend, based on the latest full year reported results for each of NortonLifeLock and Avast. The synergies are expected to be fully realised by the end of the second year following completion of the Merger. NortonLifeLock intends to approach integration with the aim of retaining and motivating the best talent and structure across the Combined Company to create a best-in- class organisation. The expected sources of the identified cost synergies are as follows: • Organisation: approximately 50% of the total annual run-rate pre-tax gross cost synergies are expected to be generated through the adoption of shared best practice across existing functions and the reduction of duplicate roles across all geographies, and from a broad range of job categories, including management, shared services, product and commercial functions; • Systems & Infrastructure operating costs: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be realised through migration onto a common data and security platform, integration of systems, and shared technology and analytics infrastructure; and • Contracts & Shared Services: approximately 25% of the total annual run-rate pre-tax gross cost synergies are expected to be generated primarily from site rationalisation, procurement and vendor consolidation, and spend de-duplication. NortonLifeLock expects to realise approximately 60% of the run-rate cost savings by the end of the first full year following completion of the Merger and 100% by the end of the second full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. On a reported basis, the synergies assume the Combined Company expects to benefit from approximately USD 75 million of cost savings in the first full year following completion of the Merger, approximately USD 245 million of cost savings in the second full year following completion of the Merger, and the full USD 280 million of the cost savings in the third full year following completion of the Merger, excluding any potential synergy reinvestment and associated benefits. One-off costs In order to realise these synergies, NortonLifeLock is expected to incur one-off restructuring and integration costs of approximately one year’s run-rate pre-tax cost savings, or USD 280 million, with approximately USD 180 million estimated to be incurred in the first full year following completion of the Merger and approximately USD 100 million estimated to be incurred in the second full year following completion of the Merger. Aside from integration costs, no material dis-benefits are expected to arise in connection with the Merger. The expected synergies will accrue as a direct result of the Merger and would not be achieved on a standalone basis. The paragraphs above relating to expected cost synergies constitute a “Quantified Financial Benefits Statement” for the purposes of Rule 28 of the Code. Given the strong strategic, cultural and operational fit of the two companies, NortonLifeLock believes that the quantified cost synergies are readily achievable. NortonLifeLock expects to achieve the quantified cost synergies while maintaining appropriate investment levels in sales and technology to meet the Combined Company’s growth targets and other objectives. The estimated cost synergies referred to above reflect both the beneficial elements and the relevant costs.” Further information on the bases of belief supporting the Quantified Financial Benefits Statement, including the principal assumptions and sources of information, is set out below. 5 Legal Disclaimers (cont’d)

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Bases of belief and principal assumptions In preparing the Quantified Financial Benefits Statement, a synergy working group comprising senior strategy, operations, technical, sales and financial personnel from NortonLifeLock (the “Working Group”) was established to identify, challenge and quantify the potential synergies available from the integration of the NortonLifeLock and Avast businesses, and to undertake an initial planning exercise. In preparing the detailed synergy plan, both NortonLifeLock and Avast have shared certain operating and financial information to support the evaluation of the potential synergies available from the Merger and have conducted a series of virtual meetings with the key management personnel of both NortonLifeLock and Avast. This has included input from both the NortonLifeLock and Avast executive leadership teams. Based on the information shared and interactions with Avast, the Working Group has performed a bottom-up analysis of costs included in the NortonLifeLock and Avast financial information and has sought to include in the synergy analysis those costs which the Working Group believe will be either optimised or reduced as a result of the Merger. In circumstances where the information provided by Avast has been limited for commercial or other reasons, the Working Group has made estimates and assumptions to aid its development of individual synergy initiatives. The assessment and quantification of the potential synergies have in turn been informed by NortonLifeLock management’s industry experience as well as their experience of executing and integrating acquisitions in the past. The baseline used as the basis for the Quantified Financial Benefits Statement is NortonLifeLock’s adjusted cost base for the financial year ended 1 April 2021, supported where relevant by certain information from NortonLifeLock’s budgeted cost base for the financial year ending 2 April 2022, and Avast’s adjusted cost base for the financial year ended 31 December 2020, supported where relevant by certain information from Avast’s budgeted cost base for the financial year ending 31 December 2021. The quantified synergies are incremental to NortonLifeLock’s and, to the best of NortonLifeLock’s knowledge, Avast’s existing plans. In general, the synergy assumptions have in turn been risk adjusted, exercising a degree of prudence in the calculation of the estimated synergy benefit set out above. In arriving at the estimate of synergies set out in the Quantified Financial Benefits Statement, the NortonLifeLock management has made the following assumptions: • regarding organisational savings: • savings will be possible by removing duplicate resource through the roll-out of the revised operating model; • the Combined Company will be able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions; and • no restrictions or delays will arise as a result of industrial relations or employment agreements that significantly affect the realisation of savings by removing duplicate resource; • there will be no material impact on the underlying operations of either company or their ability to continue to conduct their businesses, including as a result of, or in connection with, the integration of the Avast Group and the NortonLifeLock Group; • the Combined Company’s product offering generates at least the same level of total revenues as the Avast’s and NortonLifeLock’s offerings currently generate; • procurement savings can be realised through rationalising suppliers and renegotiating supplier terms; • there will be no material change to macroeconomic, political, regulatory, legal or tax conditions in the markets or regions in which NortonLifeLock and Avast operate that will materially impact the implementation of, or costs to achieve, the expected cost savings; • there will be no material divestments from the existing businesses of either NortonLifeLock or Avast; • there will be no material change in current foreign exchange rates; and • there will be no business disruptions that materially affect either company, including natural disasters, acts of terrorism, cyber-attacks and/or technological issues or supply chain disruptions. 6 Legal Disclaimers (cont’d)

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Reports As required by Rule 28.1(a) of the Code, Deloitte, as reporting accountants to NortonLifeLock, and Evercore, as financial adviser to NortonLifeLock, have provided the reports required under the Code. Copies of those reports were set out in the Rule 2.7 Announcement. As required by Rule 27.2(d) of the Code, the NortonLifeLock Directors confirm that: 1. there have been no material changes to the Quantified Financial Benefits Statement since 10 August 2021 and the Quantified Financial Benefits Statement remains valid; and 2. each of Deloitte and Evercore has confirmed to NortonLifeLock that their respective reports produced in connection with the Quantified Financial Benefits Statement continue to apply. Notes 1. The Quantified Financial Benefits Statement relates to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. In addition, due to the scale of the Combined Company, there may be additional changes to the Combined Company’s operations. As a result, the estimated synergies referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. 2. The Quantified Financial Benefits Statement should not be construed as a profit forecast or interpreted to mean that NortonLifeLock’s earnings in the first full year following the Effective Date, or in any subsequent period, will necessarily match or be greater than or be less than those of NortonLifeLock or Avast for the relevant preceding financial period or any other period. 3. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement is the responsibility of NortonLifeLock and the NortonLifeLock Directors. 7 Legal Disclaimers (cont’d)

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Revenue Statements In addition to the NortonLifeLock Profit Forecast (see below), the earnings slides and press release covering NortonLifeLock’s unaudited results for its second financial quarter ended October 1, 2021, which were published on November 4, 2021, included the following statements in relation to NortonLifeLock’s forecast revenues: • “Fiscal 2022 Q3 Guidance: Non-GAAP Revenue is expected to be in the range of $695 to $705 million, translating to 9 to 11% growth YoY in constant currency” • “Full Year Fiscal 2022 Guidance: Narrowed to high-end of prior guidance range … Non-GAAP Revenue growth in the range of 9 to 10% in constant currency” Please refer to the paragraph entitled ‘Use of Non-GAAP Financial Information’ above, and to the appendix, with respect to the reconciliation from GAAP to non-GAAP financial measures. NortonLifeLock Profit Forecast On November 4, 2021, NortonLifeLock published its unaudited results for its second financial quarter ended October 1, 2021, which, in the earnings slides and in the press release covering such results was supplemented by the following statements in relation to NortonLifeLock’s earnings per share (“EPS”): • “Q3 Fiscal 2022 Non-GAAP Guidance ... EPS $0.42 – 0.44” • “Fiscal 2022 Q3 Guidance – Non-GAAP EPS is expected to be in the range of $0.42 to $0.44” • “Full Year Fiscal 2022 Non-GAAP Guidance … EPS $1.70 – 1.75” • “Full Year Fiscal 2022 Guidance – Non-GAAP EPS is expected to be in the range of $1.70 to $1.75” Each of the above statements (together, the “NortonLifeLock Profit Forecast”) constitutes an ordinary course profit forecast for the purposes of Rule 28.1(a) and Note 2(b) on Rule 28.1 of the Code. References to “GAAP” in the NortonLifeLock Profit Forecast are to U.S. GAAP, being the accounting policies applied in the preparation of NortonLifeLock’s annual results for the year ended April 2, 2021. Basis of preparation The NortonLifeLock Profit Forecast has been prepared on a basis consistent with NortonLifeLock’s accounting policies, as summarized in the paragraph entitled ‘Use of Non- GAAP Financial Information’ above and in the appendix. The NortonLifeLock Profit Forecast excludes any transaction costs attributable to the Merger or any other associated accounting impacts as a direct result of the Merger. 8 Legal Disclaimers (cont’d)

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Assumptions The NortonLifeLock Profit Forecast is based on certain assumptions (including those listed below). Factors outside the influence or control of the NortonLifeLock Directors • There will be no material changes to existing prevailing macroeconomic or political conditions in the markets and regions in which NortonLifeLock operates. • There will be no material changes to the conditions of the markets and regions in which NortonLifeLock operates or in relation to customer demand or the behavior of competitors in those markets and regions. • The interest, inflation and tax rates in the markets and regions in which NortonLifeLock operates will remain materially unchanged from the prevailing rates. • There will be no material adverse events that will have a significant impact on NortonLifeLock’s financial performance. • There will be no material adverse events that will have a significant impact on the timing and market acceptance of new product releases and upgrades by NortonLifeLock. • There will be no business disruptions that materially affect NortonLifeLock or its key customers, including natural disasters, acts of terrorism, cyber-attack and/or technological issues or supply chain disruptions. • There will be no material changes to foreign exchange rates that will have a significant impact on NortonLifeLock’s revenue or cost base. • There will be no material changes in legislation or regulatory requirements impacting on NortonLifeLock’s operations or its accounting policies. • There will be no new material litigation and no unfavorable resolutions of existing material litigation in relation to any of NortonLifeLock’s operations. • The announcement of the Merger will not have any material impact on NortonLifeLock’s ability to negotiate new business. Factors within the influence and control of the NortonLifeLock Directors • There will be no material change to the present executive management of NortonLifeLock. • There will be no material change in the operational strategy of NortonLifeLock. • There will be no material adverse change in NortonLifeLock’s ability to maintain customer and partner relationships. • There will be no material acquisitions or disposals. • There will be no material strategic investments over and above those currently planned. • There will be no material change in the dividend or capital policies of NortonLifeLock. • There will be no unexpected technical or network issues with products or processes. NortonLifeLock Directors’ confirmation With the consent of Avast, the Panel on Takeovers and Mergers has granted a dispensation from the Code requirement for NortonLifeLock’s reporting accountants and financial advisers to prepare reports in respect of the NortonLifeLock Profit Forecast. The NortonLifeLock Directors have considered the NortonLifeLock Profit Forecast and confirm that it remains valid as at the date of this presentation, and has been properly compiled on the basis of the assumptions set out above and that the basis of the accounting used is consistent with NortonLifeLock’s accounting policies. For the purposes of Rule 28 of the Code, the NortonLifeLock Profit Forecast contained in this presentation is the responsibility of NortonLifeLock and the NortonLifeLock Directors. 9 Legal Disclaimers (cont’d)

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Copyright © 2022NortonLifeLock + Avast. All rights reserved. Today’s Presenters Natalie Derse CFO Vincent Pilette CEO 10

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Agenda Transaction Overview I Acquisition Rationale III NortonLifeLock Overview IV Avast Overview V Financial Overview VI 11 Business Update II

Copyright © 2022NortonLifeLock + Avast. All rights reserved. + Transaction Overview 12

. On August 10th, 2021, NortonLifeLock Inc. (“NortonLifeLock” or the “Company”) announced a definitive agreement to purchase Avast plc for a mix of cash and stock, with alternative consideration elections available to Avast shareholders (the “Merger”) .. In the Majority Cash Bookend, the consideration would be comprised of $6.1 billion in cash and $2.5 billion in new NortonLifeLock Shares(1) .. The cash consideration will be financed with approximately $5.35 billion of permanent debt facilities, comprised of $1.75 billion of Term Loan A raised in August 2021, a combined $3.6 billion of Term Loan A and Term Loan B currently being raised, and a $750 million Cash Bridge(2) .. Depending on the Avast Shareholders’ elections, any incremental debt not used to fund the transaction is intended to fund NortonLifeLock share repurchases over time, post-Closing .. The Merger has a compelling strategic and financial rationale, with the potential to deliver substantial benefits to shareholders, consumers and other stakeholders, by: .. Accelerating the transformation of consumer Cyber Safety, with the Combined Company having over 500 million users .. Combining Avast’s strength in privacy and NortonLifeLock’s strength in identity to create a broad and complementary product portfolio beyond core security .. Providing greater geographic diversification and access to a larger global user base .. In November 2021, the Merger received necessary shareholder approvals from both NortonLifeLock and Avast shareholders and the waiting period under the HSR Act in connection with the Merger expired – the Merger remains subject to certain antitrust and regulatory approvals, as well as additional conditions to Closing set out in the scheme document that was published on October 28th, 2021 .. The Company is seeking to raise a combined $3,600 million of Term Loan A and Term Loan B (collectively, the “Term Loans”) to fund the remainder of the cash consideration of the Merger .. LTM 10/1/2021 Reported Pro Forma Total and Secured Leverage of 4.2x and 3.2x, respectively, based on LTM 10/1/2021 Reported PF Adj. EBITDA of $2.2 billion, including $280 million of expected annual gross cost synergies .. Commitments to the Term Loan A and Term Loan B are requested by Thursday, January 27th at 12:00pm ET .. Funding is expected to occur in mid-calendar year 2022, in conjunction with the Closing of the Merger 13 Avast + NortonLifeLock Executive Summary ____________________ (1) Reflects Majority Cash Bookend: Assumes Avast Directors, including Founders, representing ~36% of Avast shares outstanding, elect the Majority Stock Option and remaining ~64% of shareholders elect Majority Cash Option. Based on NortonLifeLock’s Closing share price of $27.20 per share as of July 13, 2021, being the last business day prior to commencement of the offer period following the leak on July 14, 2021. (2) Pro forma for the Merger, $9,350 million of commitments under the Credit Agreement include the $1,500 million Revolving Credit Facility, $750 million Cash Bridge, $3,500 million Term Loan A raised in August 2021 (replacing the existing $1,732 million outstanding as of 10/1/21) and $3,600 million currently being raised across new Term Loan A and Term Loan B. Copyright © 2022NortonLifeLock + Avast. All rights reserved.

Avast + NortonLifeLock

Merger Sources & Uses Pro Forma Capitalization

($ in millions) Sources of Funds	Amount
Incremental Term Loan A	$1,750
New Term Loan A (Up to $500, TLA+TLB=$3,600)	**[ ]**
New Term Loan B (Up to $3,600, TLA+TLB=$3,600)	**3,600**
Norton equity to be issued to Avast shareholders[1]	2,500
Estimated cash required from Norton and Avast balance sheets[2]	1,800
Total Sources	**$9,650**

($ in millions) Uses of Funds	Amount
Cash consideration paid to Avast shareholders	$6,100
Equity consideration[1]	2,500
Repayment of Avast debt[3]	800
Estimated financing and merger expenses[4]	250
Total Uses	**$9,650**

- **Refinancing of the 2022 maturities is not contemplated in the Merger sources and uses**
- **NortonLifeLock has sufficient liquidity, including $1.5 billion of undrawn revolver, to backstop the refinancing of or repay the $400 million of Senior Notes and $625 million of Convertible Notes due in 2022**

($ in millions) Pro Forma Capitalization	Maturity	As of 10/1/2021	Pro Forma 10/1/2021
Cash and Cash Equivalents[5]		$1,526	$750
Revolving Credit Facility ($1,500)[6]	2027[6]	--	--
Term Loan A	2027[6]	1,732	3,500[7]
New Term Loan A	**2027**[6]	--	**[ ]**
New Term Loan B	**2029**[6]	--	**3,600**
Mortgage Debt	--	9	9
NortonLifeLock Secured Debt		**$1,741**	**$7,109**
3.95% Senior Notes due 2022	6/15/2022	400	400
2.00% Convertible Notes due 2022	8/15/2022	625	625
5.00% Senior Notes due 2025	4/15/2025	1,100	1,100
NortonLifeLock Total Debt		**$3,866**	**$9,234**
Financial & Credit Statistics as of LTM Reported Period			
LTM 10/1/2021 NortonLifeLock Adj. EBITDA		$1,403	$1,403
LTM 9/30/2021 Avast Adj. EBITDA		--	525
Estimated Annual Gross Cost Synergies		--	280
LTM Reported PF Adj. EBITDA		**$1,403**	**$2,208**
Secured Debt / LTM Reported PF Adj. EBITDA		1.2x	3.2x
Total Debt / LTM Reported PF Adj. EBITDA		**2.8x**	**4.2x**
Net Debt / LTM Reported PF Adj. EBITDA		**1.7x**	**3.8x**

(1) Reflects Majority Cash Bookend: Assumes Avast Directors, including Founders, representing ~36% of Avast shares outstanding, elect the Majority Stock Option and remaining ~64% of shareholders elect Majority Cash Option. Based on NortonLifeLock's Closing share price of $27.20 per share as of July 13, 2021, being the last business day prior to commencement of the offer period following the leak on July 14, 2021.
(2) Reported cash and cash equivalents was $1,526M for Norton as of 10/1/2021 and $358M for Avast as of 6/30/2021. Estimated cash required includes cash generated from last reported periods until Closing of the Merger. The Merger is expected to close in mid-calendar year 2022.
(3) Reported Avast term loan debt was $820M as of 6/30/2021. Repayment of Avast debt includes mandatory debt paydowns since last reported period.
(4) Cash paid for costs include ~$100M of estimated financing fees and ~$150M of estimated Merger costs. Does not include Merger costs paid or expected to be paid prior to Closing (expected to be ~$20M).
(5) At close cash and cash equivalents represents estimated pro forma minimum cash balance. The Merger is expected to close in mid-calendar year 2022.
(6) New Pro Rata Credit Facilities mature 5 years from Closing of the Merger. New Term Loan B matures seven years from Closing of the Merger. Revolving Credit Facility pro forma for $500M upsize from August 2021.
(7) Illustrates total pro rata allocation expected at Closing.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
14

15 Avast + NortonLifeLock Term Loan B Borrower NortonLifeLock, Inc. Guarantors Each existing and wholly-owned restricted subsidiary of the Borrower organized in the United States, other than Excluded Subsidiaries Security First priority security interest in substantially all tangible and intangible personal property of Borrower and each Guarantor, excluding customarily excluded assets such as (but not limited to) any equity not permitted to be pledged under existing Senior Notes due 2025 and any Excluded Property Facility Type Term Loan B Facility Amount(1) Up to $3.6 billion Tenor 7 years (2029)(2) Amortization 1.00% per annum Pricing(3) SOFR + CSA + [ ] bps SOFR Floor [0.50%] Soft Call 101 for 6 months Financial Covenant None ____________________ (1) Pro forma for the Merger, $9,350 million of commitments under the Credit Agreement include the $1,500 million Revolving Credit Facility, $750 million Cash Bridge, $3,500 million Term Loan A raised in August 2021 (replacing the existing $1,732 million outstanding as of 10/1/21) and $3,600 million currently being raised across new Term Loan A and Term Loan B. (2) New Term Loan B matures seven years from Closing of the Merger. (3) Subject to customary Credit Spread Adjustment (CSA). A more detailed outline of the terms are available in the Summary of Terms and Conditions posted to Debt Domain Copyright © 2022NortonLifeLock + Avast. All rights reserved.

Avast + NortonLifeLock

Term Loan A

Borrower	NortonLifeLock, Inc.
Guarantors	Each existing and wholly-owned restricted subsidiary of the Borrower organized in the United States, other than Excluded Subsidiaries
Security	First priority security interest in substantially all tangible and intangible personal property of Borrower and each Guarantor, excluding customarily excluded assets such as (but not limited to) any equity not permitted to be pledged under existing Senior Notes due 2025 and any Excluded Property
Facility Type	Term Loan A
Facility Size[1]	Up to $500 million
Tenor	5 years (2027)[2]
Interest	See table below
SOFR Floor	0.00%
New Money Upfront Fee	25.0 bps on new commitments
Amortization	5.00% per annum of original principal amount
Financial Covenant	Maximum Total Leverage Ratio of 6.00x, stepping down to 5.75x and 5.25x after 12 and 24 months, respectively[6] (refresh of 0.50x step up for a Material Acquisition after 24 months)

Interest

Credit Ratings[3]	Total Leverage Ratio[4]	Commitment Fee	Applicable Rate[5]
Baa2 / BBB or higher	≤ 1.75x	12.5 bps	SOFR + CSA + 112.5 bps
Baa3 / BBB-	≤ 2.75x	15.0 bps	SOFR + CSA + 125.0 bps
Ba1 / BB+	≤ 3.75x	20.0 bps	SOFR + CSA + 137.5 bps
Ba2 / BB	≤ 4.25x	25.0 bps	SOFR + CSA + 150.0 bps
Ba3 / BB- or lower	> 4.25x	30.0 bps	SOFR + CSA + 175.0 bps

A more detailed outline of the terms are available in the Summary of Terms and Conditions posted to Debt Domain

(1) Pro forma for the Merger, $9,350 million of commitments under the Credit Agreement include the $1,500 million Revolving Credit Facility, $750 million Cash Bridge, $3,500 million Term Loan A raised in August 2021 (replacing the existing $1,732 million outstanding as of 10/1/21) and $3,600 million currently being raised across new Term Loan A and Term Loan B.
(2) New Pro Rata Credit Facilities mature five years from Closing of the Merger.
(3) Means, as of any date of determination, the rating as determined by either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., of the Borrower's non-credit-enhanced, senior unsecured long-term debt.
(4) Defined as Total Consolidated Funded Debt / Consolidated EBITDA.
(5) Subject to customary Credit Spread Adjustment (CSA).
(6) Leverage steps at 12 and 24 months from Closing of the Merger.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.

16

17 Avast + NortonLifeLock Transaction Timeline January 13th Lender Call (2pm ET / 11am PT) January 27th Commitments due from Lenders (12pm ET / 9am PT) Mid-Calendar Year 2022 Close of Merger, fund Term Loan A & Term Loan B January 2022 Su M Tu W Th F Sa 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 Syndication Event Copyright © 2022NortonLifeLock + Avast. All rights reserved.

Copyright © 2022NortonLifeLock + Avast. All rights reserved. + Business Update 18

NortonLifeLock Update – H1 FY22 Business Highlights

- Double-digit Revenue growth, up 12% YoY
- Strong profitability and FCF margin expansion, up +19pts YoY
- Q2 FY22 represents the 8th consecutive quarter of growing direct customer count: +178K QoQ, +2.6M YoY

Bookings (1)



$1,224
$1,341
H1 FY21
H1 FY22

YoY growth % 5% 10%

Revenue (2)



$1,240
$1,386
H1 FY21
H1 FY22

YoY growth % (1%) 12%

Reported EBITDA (3)



$638
$725
H1 FY21
H1 FY22

% margin 51% 52%

Free Cash Flow (4)



$54
$316
H1 FY21
H1 FY22

% margin 4% 23%

Source: Company filings.

Note: Dollars in USD millions. All numbers presented are non-GAAP unless otherwise indicated. Amounts may not add due to rounding. See appendix for reconciliation of financial measures from GAAP to non-GAAP.

H1 represents the first two quarters of the fiscal year and ends on October 2, 2020 and October 1, 2021 for FY21 and FY22 respectively. Periods FY21 and FY22 end April 2, 2021 and April 1, 2022 respectively.

1) Bookings are defined as customer orders received that are expected to generate net revenues in the future. Bookings growth is normalized for purpose of this presentation, FY21 excludes impact of extra week in Q1 FY20 ($44M) and divestiture of ID Analytics in Q4 FY20.
2) Revenue growth is as reported, FY21 includes impact of extra week in Q1 FY20 ($44M) and divestiture of ID Analytics in Q4 FY20.
3) Reported EBITDA is defined as Non-GAAP EBITDA excluding the impact of certain items that we do not consider indicative of our core operations. See Appendix for reconciliation of Reported EBITDA.
4) Free cash flow is defined as cash flows from operating activities less purchases of property and equipment. See Appendix for reconciliation of Free Cash Flow.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.

19

Avast

Avast Update – Recent Business Highlights

- H1 Revenue growth up 10% YoY on an organic basis (1)
- Strong profitability with H1 Adj. EBITDA up 12% YoY
- Consumer Direct operating KPIs tracked positively. Customers +1.5% to 16.7 million from 16.5 million at 2020 year-end, supported by continued growth primarily in the target countries


Billings (2)
$469
$483
H1 FY20
H1 FY21
Revenue
$433
$471
$704
H1 FY20
H1 FY21
YTD Q3'21
Adjusted EBITDA (3)
$241
$270
$397
H1 FY20
H1 FY21
YTD Q3'21
Levered Free Cash Flow (4)
$221
$249
H1 FY20
H1 FY21

Billings (2)

	H1 FY20	H1 FY21
	$469	$483
YoY growth %	*2%*	*3%*
Organic YoY growth % (1)	*9%*	*1%*

Revenue

	H1 FY20	H1 FY21	YTD Q3'21
	$433	$471	$704
YoY growth %	*1%*	*9%*	*7%*
Organic YoY growth % (1)	*7%*	*10%*	*9%*

Adjusted EBITDA (3)

	H1 FY20	H1 FY21	YTD Q3'21
	$241	$270	$397
% margin	*56%*	*57%*	*56%*

Levered Free Cash Flow (4)

	H1 FY20	H1 FY21
	$221	$249
% margin	*51%*	*53%*

Source: Company filings.
Note: Dollars in USD millions. H1 period represents the first two quarters of the fiscal year and ends on June 30. Avast's fiscal year is the calendar year.

1) Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation.
2) Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. See Appendix for reconciliation of Billings.
3) See Appendix for reconciliation of Adjusted EBITDA.
4) Levered Free Cash Flow is defined as Unlevered Free Cash Flow less cash interest and lease payments. See Appendix for reconciliation of Unlevered Free Cash Flow.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.

20

Copyright © 2022NortonLifeLock + Avast. All rights reserved. + Acquisition Rationale 21

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Brought Together with a Common Vision NortonLifeLock’s Vision is to protect and empower people to live their digital lives safely Avast’s Vision is empowering digital citizens for safer online experiences Empowering Digital Freedom for Everyone Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 22

Avast + NortonLifeLock





Compelling Strategic & Financial Rationale

1. **Accelerates our transformation** of consumer Cyber Safety with over 500 million users
2. Combines Avast's strength in privacy and NortonLifeLock's strength in identity, creating a **broad and complementary product portfolio**, beyond core security and towards adjacent trust-based solutions
3. **Strengthens geographic diversification** and expands into the SOHO/VSB segments
4. Unlocks **significant value creation** through ~$280 million of annual gross cost synergies[1], providing additional upside potential from new reinvestment capacity for **innovation and growth**
5. Brings together two strong and highly experienced **consumer-focused** management teams

Enhanced Financial Profile to Drive Double Digit EPS Accretion Within the First Full Year[2] and Double Digit Revenue Growth in the Long Term

Note: This statement includes a quantified financial benefits statement made by the NortonLifeLock Directors which has been reported on for the purposes of the City Code. See slide 5 for further details.

1 Synergies presented pre-tax, excluding one-off restructuring and integration costs and potential reinvestment.

2 Following completion of the Merger, including expected cost synergies and taking into account the potential incremental share buyback program, if implemented, but excluding one-off restructuring and integration costs.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 23

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Cyber Safety still significantly underpenetrated CORE CYBER SAFETY & ADJACENT TRUST- BASED SOLUTIONS Source: IDC, Gartner, Javelin Strategy & Research, GlobalInfoResearch, Maia Research, Statista, public company filings, NortonLifeLock Estimates. Connected Home $16B+ 5-10% CAGR 2020 $13B+ 2023 Additional $10B+ 10-15% CAGR global internet users 5 billion Penetrated for Cyber Safety Paid Subscribers < 5% Avast + NortonLifeLock Large and Growing TAM Opportunity 24 Copyright © 2022NortonLifeLock + Avast. All rights reserved.

Avast + NortonLifeLock

The Problem: Cyber Criminality

More Activities

Expanded Reach

Dark Economy Re-Sell Market

- Increase in threats and attacks, which have become extremely sophisticated
- More targeted, more complex and faster
- Identity records and confidential personal information sold in underground markets
- A $6 trillion problem, touching many elements of our modern society
- People's dependence on technology has only increased, fueled by an increasingly digital and connected world

Source: $6 trillion cybercrime, Cybersecurity Ventures, Cybercrime magazine November 2020. Represents dollars lost due to cybercrime activites.

Copyright © 2022 NortonLifeLock+ Avast. All rights reserved. 25

Avast + NortonLifeLock

A Differentiated Approach

Scale and Visibility ● Geographically Distributed Cloud Data Platform ● Advanced AI-based Automation

GIGA-SCALE ENDPOINT VISIBILITY
Visibility on threat and behavioral trajectories across 500 million+ endpoints and networks

AUTONOMOUS DEFENSE
Automation of the detection pipeline by leveraging modern, featureless, explainable AI

Technology-Based Solution

NEXT-GEN INSIGHT
AI-based enrichment and best-in-class analytics of multi-factor, large-scale behavior data in real-time

PERSONALIZED PROTECTION
AI-powered creation of safe environment that matches the security, privacy and identity needs of individual users

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 26

Avast + NortonLifeLock

Comprehensive Offering in Consumer Cyber Safety


NortonLifeLock
Avast
Security
Device Security
Performance & Utility
Connected Home
Identity Protection
Restoration & Insurance
Family Safety
Privacy & Access
Identity
Privacy
INDIVIDUALS & FAMILIES
Adjacent Trust-Based Solutions

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 27

Avast + NortonLifeLock

Combined Customer Universe


5 billion
Global Internet Users
Avast + NortonLifeLock
TOTAL USERS
500M+
TOTAL USERS
DIRECT CUSTOMERS
~40M
DIRECT CUSTOMERS

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 28

Avast + NortonLifeLock

Significant Cost Synergies Opportunity

~$280 Million

annual gross cost synergies[1]

Represents ~15% - 20% of combined spend
(adjusted cost of sales + opex)

Expected to incur one-off costs of ~$280M to achieve synergies

Provides new reinvestment capacity for innovation, partnerships and marketing

		% of Gross Cost Synergies
Organization	• Adoption of shared best practices • Reduction of duplicate roles • <4,000 employees post-integration	~50%
Systems & Infrastructure	• Common data & security platform • Integration of systems • Shared tech & analytics infrastructure	~25%
Contracts & Shared Services	• Site rationalization • Procurement and vendor consolidation • Spend de-duplication	~25%

Estimated phasing of gross cost synergies[1]:

On run-rate basis ~60% achieved by end of year 1 and 100% achieved by end of year 2

On reported basis ~$75M of cost savings realized in year 1, ~$245M in year 2, full ~$280M in year 3+

Commitment to: Innovation ● Comprehensive Portfolio (Free & Paid) ● Data Privacy ● Transparency

Note: This statement includes a quantified financial benefits statement made by the NortonLifeLock Directors which has been reported on for the purposes of the City Code. See slide 5 for further details.

1. Following completion of the Merger. Synergies presented pre-tax, excluding one-off restructuring and integration costs and potential reinvestment.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 29

Avast + NortonLifeLock

Solidifying our foundation for driving double-digit revenue growth in the long-term

Broader Global Reach	Cross-Sell Enhanced Products & Solutions	Enhance Customer Experience & Retention	New & Diversified Sales Channels	Expand into Adjacent Trust-Based Solutions
Larger global user base & geographic footprint	Improves core security & strengthens privacy & identity	Localized experiences & customer service differentiation	Scales freemium, addresses SOHO/VSB segments & expands partnerships	Drive innovation & enter new markets supported by strong balance sheet & new reinvestment capacity

Further Upside: Return from new reinvestment capacity for innovation and growth

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
30

Copyright © 2022NortonLifeLock + Avast. All rights reserved. NortonLifeLock Overview 31

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Our vision is to protect and empower peopleto live their digital lives safely. Fiscal 2022Q2 Total Users ~80M Direct Customers 23M+ 32 Copyright © 2022NortonLifeLock + Avast. All rights reserved.

Strong brand awareness

89%

Norton global aided awareness

Cyber Safety leader

#1

Global consumer Cyber Safety brand

Trusted brand

63%

Norton brand trust Metric (U.S.)

Source: 2020 NortonLifeLock brand tracking study

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
33

NortonLifeLock at a Glance

We are a global leader in consumer Cyber Safety

SECURITY
Protects PCs, Macs and mobile devices against malware, viruses, adware, ransomware and other online threats

IDENTITY PROTECTION
Monitors, detects, and alerts for identity theft; provides restoration support and services in the event of a breach

ONLINE PRIVACY
Secures online privacy and anonymity with bank-grade VPN encryption and other services to secure user privacy

Consumer Cyber Safety Metrics (1)

~80M+	85%	23M+	$8.85	~2,700+
Total Customers	Annual Retention Rate (2)	Direct Customers	Direct Monthly ARPU	Employees globally

Summary Financials (3)

$2.7B+	51%	52%	$1.5B+
Revenue	Non-GAAP Operating Margin	Reported EBITDA Margin	Cash On Hand

Source: Company filings.
Note: Dollars in USD. All numbers presented are non-GAAP unless otherwise indicated. Amounts may not add due to rounding. See appendix for reconciliation of financial measures from GAAP to non-GAAP.
Periods FY21 and FY22 end April 2, 2021 and April 1, 2022 respectively.
1) As of Q2 FY22.
2) Represents consumer cyber safety annual retention rate for FY21.
3) For the trailing twelve months ending in Q2 FY22.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
34

We Have Achieved Our Stated Commitments Ahead of Plan

What We Said	Where We Stand
Return Customer Count to Growth	Achieved ✓
Revenue Growth of Mid-Single Digits	Achieved ✓
Operating Margin of ≥ 50%	Achieved ✓
Free Cash Flow (annualized) of ≥ $900M	Achieved ✓
EPS (annualized) at $1.50+	Achieved ✓

Note: All numbers presented are non-GAAP unless otherwise indicated. Unless otherwise stated, results presented are continuing operations and excludes enterprise dedicated revenues and costs.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 35

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Avast Overview 36

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Avast’s Journey – One of the Leading Consumer Security Companies Globally Future CTO Ondrej Vlcek joins Avast Avast enters utilities market The start Pavel Baudiš and Eduard Kučera help establish the burgeoning antivirus market 2008 2009 2010 2012 2014 2015 2016 2017 2018 Firstwindows product Launch of free model Avast goes to mobile Piriform acquisition 1988 1995 2001 IPO Avast Acquisitions of Entered FTSE 100 index Ondrej Vlcek becomesCEO Billings (1) $922M AVG acquisition Mac AVG enters mobile carrier channel 2013 2020 2019 2011 37 Notes: 1. Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. See Appendix for reconciliation of Billings.

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Avast Offers a Broad Set of Solutions Consumer Direct Consumer Indirect SMB NEXT-GEN ANTIVIRUS UTILITIES VPN ADVERTISING AND DISTRIBUTION ENDPOINT PROTECTION SOLUTIONS Secures your digital life and activities Clean your devices for optimal operations Ensures online privacy at home or mobile Ad and 3rd party software placements Secures small business with managed AV protection FAMILY SHIELD ANTITRACK BREACHGUARD SECURE BROWSING AND COMMERCE NETWORK SECURITY SOLUTIONS Monitors online behavior and protects from online threats Stops invasive online tracking Remediation and data management tool Secure web browsing and shopping products Protection of the corporate network against the most advanced threats 38 ANTITRACK BREACHGUARD Stops invasive online tracking Remediation and data management tool

Copyright © 2022NortonLifeLock + Avast. All rights reserved. The Avast Direct Sales Model Advantage FREE to PAID Antivirus promoted through targeted sales, marketing and word of mouth ~5% Paid ~95% Free Continued Cross-Sell $$$ 13M+ Desktop customers 39

Copyright © 2022NortonLifeLock + Avast. All rights reserved. + Financial Overview 40

Copyright © 2022NortonLifeLock + Avast. All rights reserved. $207 $89 $6 $5 FY19A FY20A FY21A LTM 41 NortonLifeLock Standalone Historical Financials Source: Company filings. Note: As of Q2 FY22. Results presented are continuing operations and excludes enterprise dedicated revenues and costs. Periods FY21 and FY22 end April 2, 2021 and April 1, 2022 respectively. See Appendix for reconciliation of Reported EBITDA and Free Cash Flow. 1. Revenue is as reported. FY19A and FY20A includes ID Analytics’ solutions; FY20 includes 1 extra week of revenue ($44mm). 2. Free cash flow is defined as cash flows from operating activities less purchases of property and equipment. FY19A includes both consumer and enterprise business; FY20A includes Q1’20–Q3’20 of combined business and Q4’20 of consumer business only. Net Revenue (1) Free Cash Flow (2) Capex (2) $2,456 $2,490 $2,556 $2,702 FY19A FY20A FY21A LTM As Reported, LTM as of Q2 FY22, $ in millions YoY growth % – 1% 3% 9% EBITDA - CapEx % margin 24% 36% 51% 52% Symantec NortonLifeLock $1,288 ($950) $700 $962 FY19A FY20A FY21A LTM Symantec NortonLifeLock Copyright © 2022NortonLifeLock + Avast. All rights reserved. Non-GAAP Reported EBITDA (1) $785 $991 $1,316 $1,403 FY19A FY20A FY21A LTM % margin 32% 40% 51% 52% % margin 52% (38%) 27% 36%

Copyright © 2022NortonLifeLock + Avast. All rights reserved. 42 NortonLifeLock – KPIs Notes: Periods FY21 and FY22 end April 2, 2021 and April 1, 2022 respectively. 1. Bookings are defined as customer orders received that are expected to generate net revenues in the future. Bookings growth is normalized for purpose of this presentation, FY21 excludes impact of extra week in Q1 FY20 ($44M) and divestiture of ID Analytics in Q4 FY20. FY20 bookings growth is in constant currency. FY21 and H1 FY22 bookings growth is in USD. 2. Represents average of Q1 FY22 and Q2 FY22. Direct Customer Count (in Millions) Retention Rate (Unit Based) Average Revenue Per User (ARPU) (Monthly) 20.3 20.2 23.0 23.3 FY19 FY20 FY21 H1 FY22 85% 85% 85% 85% FY19 FY20 FY21 H1 FY22 $8.74 $8.90 $9.01 $8.85 FY19 FY20 FY21 H1 FY22 Bookings (1) (YoY Growth) 3% 9% 10% FY20 FY21 H1 FY22 Copyright © 2022NortonLifeLock + Avast. All rights reserved. (2) (2)

Avast Standalone Historical Financials

As Reported, LTM as of Q2 & Q3 FY21, $ in millions

Adjusted Revenue [(1)]



$827
$873
$893
$938
2018
2019
2020
LTM [(3)]

	2018	2019	2020	LTM [(3)]
YoY growth %	*6%*	*6%*	*2%*	*6%*
Organic [(4)] YoY growth %		*9%*	*8%*	–

Adjusted EBITDA [(2)]



$448
$483
$496
$525
2018
2019
2020
LTM [(3)]

	2018	2019	2020	LTM [(3)]
% margin	*54%*	*55%*	*55%*	*56%*

Capex



$17
$30
$15
$15
2018
2019
2020
LTM [(6)]

	2018	2019	2020	LTM [(6)]
EBITDA - CapEx % margin	*52%*	*52%*	*54%*	*55%*

Levered Free Cash Flow [(5)]



$325
$370
$414
$442
2018
2019
2020
LTM [(6)]

	2018	2019	2020	LTM [(6)]
% margin	*39%*	*42%*	*46%*	*47%*

Notes: Avast's fiscal year is the calendar year.

1. Adjusted Revenue represents Avast Group's revenue adjusted for the Deferred Revenue Haircut Reversal and the Gross-Up Adjustment. Avast Group considers Adjusted Revenue as an appropriate supplemental measure of earnings as it excludes non-recurring and other items, notably accounting adjustments related to business combinations. See Appendix for reconciliation of Adjusted Revenue.
2. See Appendix for reconciliation of Adjusted EBITDA.
3. For the period ending September 30, 2021.
4. Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation. FX impact for 2020 and 2019 was calculated by restating 2020 actuals to 2019 FX rates and 2019 actuals to 2018 FX rates respectively.
5. Levered Free Cash Flow is defined as Unlevered Free Cash Flow less cash interest and lease payments. See Appendix for reconciliation of Unlevered Free Cash Flow.
6. For the period ending June 30, 2021.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.

43

Avast – KPIs

Billings [2]
($ in Millions)


$862
$911
$922
$936
2018
2019
2020
LTM (6)

	2018	2019	2020	LTM [6]
YoY growth %	*6%*	*6%*	*1%*	*2%*
Organic YoY growth % [1]	*9%*	*8%*	*7%*	–

ARPC [3]
($)


$41.3
$43.1
$45.6
$47.6
2018
2019
2020
H1 FY21

EoP Customers [4]
(Millions)


15.2
15.6
16.5
16.7
2018
2019
2020
H1 FY21

APPC [5]
(x)


1.32
1.36
1.41
1.42
2018
2019
2020
H1 FY21

Notes: Avast's fiscal year is the calendar year.

1. Organic growth rate excludes the impact of foreign exchange rates, acquisitions, business disposals, and Discontinued Business. It excludes current period billings and revenue of acquisitions until the first anniversary of their consolidation. FX impact for 2020 and 2019 was calculated by restating 2020 actuals to 2019 FX rates and 2019 actuals to 2018 FX rates respectively.
2. Billings represent the full value of products and services being delivered under subscription and other agreements and include sales to new end customers plus renewals and additional sales to existing end customers. See Appendix for reconciliation of Billings.
3. Average Revenue per Customer is defined as the Consumer Direct revenue for the period of the last twelve months divided by the average Direct Customers during the same period.
4. Direct Customers are defined as users who have at least one valid paid Consumer Direct subscription (or license) at the end of the relevant period.
5. Average Products per Customer is defined as the total valid licenses or subscriptions for the period of last twelve months divided by the average Direct Customers during the same period.
6. For the period ending June 30, 2021.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved.
44

Avast + NortonLifeLock

Reaffirming Long-Term Objective of ~$3 EPS

From NortonLifeLock's Investor Day in May 2021


Bridge to Double EPS:
Non-GAAP EPS
$1.44
FY21
Business Growth & Productivity
Reinvestment
Acquisition & Buyback
~$3
3-5 yrs
"M&A is an accelerator"

Combined Company Profile

Based on latest reported full year results[1]

- Approximately 40 million direct customers
- Approximately $3.5 billion of combined revenue
- 52% blended operating margin[2] (pre-synergies)

Enhanced Growth Prospects Supported by Operating Levers and Cash Flow

- High single digit top-line growth, driving double digit revenue growth in the long term
- Approximately $280 million in annual gross cost synergies[3], enabling new reinvestment capacity for innovation and growth
- Approximately $1.5 billion of annual free cash flow[4] (pre-synergies) and growing

1 Based on the year ended April 2, 2021 for NortonLifeLock and December 31, 2020 for Avast.
2 Operating margin excluding stranded costs.
3 Synergies presented pre-tax, excluding one-off restructuring and integration costs and potential reinvestment.
4 Based on latest reported full year results, for the year ended April 2, 2021 for NortonLifeLock and December 31, 2020 for Avast, and excluding stranded costs.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved. 45

Avast + NortonLifeLock

Long-Term Capital Allocation

~$1.5B

Annual Free Cash Flow (Pre-Synergies)[1]

Growing in-line with the business

- Return **100%** of FCF (excl. M&A) over the long-term
- Maintain current quarterly dividend of $0.125 per share
- Increasing current share repurchase program of ~$1.8B to up to ~$4.8B depending on Avast shareholders' elections

Operate at **~2-3x** Net Leverage	Growth-Focused **Capital** Deployment	Maximize **Value** to Shareholders


Acquisitions
Share Buyback
LONG-TERM CAPITAL ALLOCATION
Regular Dividend of $0.50 / share (annually)

Growth-Focused ● Strong Cash Flow Generation ● Resilient Balance Sheet

1 Based on latest reported full year results, for the year ended April 2, 2021 for NortonLifeLock and December 31, 2020 for Avast, and excluding stranded costs.

Copyright © 2022 NortonLifeLock + Avast. All rights reserved.
46

Copyright © 2022NortonLifeLock + Avast. All rights reserved. Leverage .. NortonLifeLock expects rapid deleveraging on a combined basis post-Closing of the Merger .. The Combined Company expects strong free cash flow generation to support net leverage of approximately 2.0x to 3.0x over the long-term, supporting NortonLifeLock's long-term capital allocation strategy, while maintaining flexibility to deploy capital into R&D, tuck-in acquisitions, as well as dividends and share buybacks to support growth and maximize value for shareholders Liquidity .. ~$1.5 billion annual free cash flow growing in line with the business .. At Closing, NortonLifeLock will have a $1,500 million RCF – upsized from $1,000 million in conjunction with the Merger financing – as well as cash resources to manage short-term liquidity .. Post transaction, NortonLifeLock’s liquidity will be further strengthened by enhanced cash flow generation of the combined entity Debt Issuance & Near-Term Maturities .. NortonLifeLock will raise $5,350 million of new debt to partially fund the Merger, comprised of the $1,750 million Term Loan A put in place in August 2021 and a combined $3,600 million of Term Loan A and Term Loan B .. NortonLifeLock has sufficient liquidity – ~$1.5 billion of undrawn revolver – to backstop the refinancing of or repay the $400 million of Senior Notes and $625 million of Convertible Notes due in 2022 .. NortonLifeLock may stagger its debt maturities in order to manage refinancing profile more efficiently Buybacks & Dividends .. Maintain current quarterly dividend of $0.125 per share .. Depending on Avast shareholder elections, NortonLifeLock intends to implement an incremental post-Merger share buyback of up to ~$3 billion, subject to market conditions and other capital requirements Avast + NortonLifeLock NortonLifeLock Pro-Forma Financial Policy 47

Copyright © 2022NortonLifeLock + Avast. All rights reserved. + Appendix 48

Avast + NortonLifeLock

Generating Significant Shareholder Value

- Subject to elections made by Avast shareholders, the range of possible transaction outcomes are bound by two bookends
- Avast Directors, including Founders, representing ~36% of Avast shares outstanding, elect the Majority Stock Option as per the irrevocable undertakings
- **Majority Stock Bookend**
  - 100% of shareholders elect the Majority Stock Option
- **Majority Cash Bookend**
  - Avast Directors, including Founders, representing ~36% of Avast shares outstanding, elect the Majority Stock Option
  - Remaining ~64% of shareholders elect Majority Cash Option
- Depending on Avast shareholders' elections, NortonLifeLock intends to implement a share buyback program over time post-close, subject to market conditions and other capital requirements

1 Based on NortonLifeLock's Closing share price of $27.20 per share as of July 13, 2021, being the last business day prior to commencement of the offer period following the leak on 14 July 2021, and a USD:GBP exchange rate of 1.38595 as of August 9, 2021.

2 Avast balance sheet data as of June 30, 2021 converted using June 30, 2021 USD:GBP exchange rate of 1.3851.

3 Results in a total share buyback program of ~$4.8B.

4 Following completion of the Merger, including expected cost synergies and taking into account the potential incremental share buyback program, if implemented, but excluding one-off restructuring and integration costs.

Avast + NortonLifeLock

Bookends of Aggregate Transaction Values

Majority Stock Bookend	Majority Cash Bookend
$2.5B in Cash + **$5.6B** in Stock Implied Equity Value of **$8.1B / £5.8B**[1] Implied Enterprise Value of **$8.6B / £6.2B**[2]	**$6.1B** in Cash + **$2.5B** in Stock Implied Equity Value of **$8.6B / £6.2B**[1] Implied Enterprise Value of **$9.2B / £6.6B**[2]
74% Ownership by NLOK Shareholders	**86%** Ownership by NLOK Shareholders
Increase share buyback program by up to ~$3B to optimize capital structure[3]	No expanded share buyback

Double-digit Accretive to NortonLifeLock's EPS Within the First Full Year Following Completion[4]

Significant Long-Term Value Creation

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 49

NortonLifeLock - Reconciliation of Reported EBITDA and Free Cash Flow

	FY19	FY20	FY21	H1 FY21	H1 FY22	LTM Q2'22
Net income	$31	$3,887	$554	$182	$514	$886
Adjustments:						
(Income) loss from discontinued operations	(141)	(3,309)	142	133	-	9
Net interest expense	166	116	140	74	63	129
Income tax expense (benefit)	3	241	176	15	171	332
Depreciation and amortization	249	231	150	85	71	136
EBITDA (Non-GAAP)	**308**	**1,166**	**1,162**	**489**	**819**	**1,492**
Adjustments to EBITDA:						
Contract liabilities fair value adjustment	-	-	5	-	8	13
Stock-based compensation	158	120	70	36	33	67
Restructuring and other costs	221	266	161	141	12	32
Acquisition and integration costs	-	-	4	-	22	26
Litigation settlement charges (benefit)	(5)	20	29	25	4	8
Loss (gain) on extinguishment of debt	-	-	(20)	(20)	5	5
Gain on sale of properties	-	-	(98)	(35)	(175)	(238)
Gains on divestiture & sale of equity method invest.	-	(629)	-	-	-	-
Loss from equity interest	101	31	-	-	-	-
Other cost of revenues and operating expense	3	-	-	-	1	1
Other non-operating expense (income), net [1]	(2)	16	3	2	(4)	(3)
Reported EBITDA (Non-GAAP)	**$785**	**$991**	**$1,316**	**$638**	**$725**	**$1,403**
Cash Flow From Operations	$1,495	($861)	$706	$57	$318	$967
Capital Expenditures	207	89	6	3	2	5
Free Cash Flow (Non-GAAP)	**$1,288**	**($950)**	**$700**	**$54**	**$316**	**$962**

Source: Company filings.

Note: Dollars in USD millions. H1 represents the first two quarters of the fiscal year and ends on October 2, 2020 and October 1, 2021 for FY21 and FY22 respectively. Periods FY20 and FY21 ended April 3, 2020 and April 2, 2021 respectively.

(1) Other non-operating expense, net is equal to total non-operating expense, net excluding net interest expense, loss (gain) on extinguishment of debt, and gain on sale of properties.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 50

Avast - Reconciliation of Billings, Adjusted Revenue and Adjusted EBITDA

	FY18	FY19	FY20	H1 FY20	H1 FY21	LTM Q2'21
Revenue	$808	$871	$893	$433	$471	$931
Net deferral of revenue	54	40	29	36	11	5
Billings	**$862**	**$911**	**$922**	**$469**	**$483**	**$936**
Revenue	$808	$871	$893	$433	$471	$931
Deferred Revenue Haircut Reversal (1)	17	2	-	-	-	-
Gross-Up Adjustment (2)	2	0	-	-	-	-
Adjusted Revenue	**$827**	**$873**	**$893**	**$433**	**$471**	**$931**
Operating profit	$248	$345	$335	$135	$227	$428
Adjustments:						
Share-based payments (incl. employer's costs)	14	25	23	9	17	30
Exceptional items	26	2	50	47	4	7
Amortisation of acquisition intangible assets	128	88	66	40	12	38
Deferred revenue haircut reversal/other	17	2	-	-	-	-
COGS deferral adjustments	(1)	(0)	-	-	-	-
Depreciation	13	19	20	10	10	20
Amortisation of non-acquisition intangible assets	3	3	2	1	1	2
Adjusted EBITDA	**$448**	**$483**	**$496**	**$241**	**$270**	**$524**

Avast reported Q3 2020 and Q3 2021 Adjusted EBITDA of $126 million and $127 million, respectively implying an LTM September 30, 2021 EBITDA of $525 million

Source: Company filings.

Note: Dollars in USD millions. H1 period represents the first two quarters of the fiscal year and ends on June 30. Avast's fiscal year is the calendar year.

1) Under IFRS 3, Business Combinations, an acquirer must recognize assets acquired and liabilities assumed at fair value as of the acquisition date. The process of determining the fair value of deferred revenues acquired often results in a significant downward adjustment to the target's book value of deferred revenues. The reversal of the downward adjustment to the book value of deferred revenues of companies Avast Group has acquired during the periods under review is referred to as the "Deferred Revenue Haircut Reversal."

2) The Gross-Up Adjustment" refers to the estimated impact of the additional amount of 2015 and 2016 revenue and expenses and their deferral that would have been recognized by Avast Group had the contractual arrangements with certain customers qualified to have been recognized on a gross rather than a net basis prior to 2017 (AVG had historically recognized Billings and revenues on a gross basis, whereas Avast Group recognized them on a net basis).

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 51

Avast - Reconciliation of CFO to Levered Free Cash Flow

	FY18	FY19	FY20	H1 FY20	H1 FY21	LTM Q2'21
Net cash flows from operating activities	$376	$399	$457	$226	$257	$488
Adjustments:						
FX gains/losses and other non-cash items	13	6	(2)	1	2	(0)
Employer's costs on share-based payments	-	4	1	0	0	1
Exceptional items (excl. transaction costs)	26	2	50	47	-	3
Movement of provisions and allowances	(4)	(6)	(15)	(8)	7	(0)
Dutch exit cash tax	-	49	-	-	-	-
Cash tax (excl. Dutch exit cash tax)	80	55	52	7	29	74
Net change in working capital [(1)]	(14)	10	(20)	2	(12)	(34)
Adjusted Cash EBITDA	**$477**	**$519**	**$523**	**$275**	**$283**	**$530**
Net change in working capital [(1)]	14	(10)	20	(2)	12	34
Capital expenditure	(17)	(30)	(15)	(3)	(3)	(16)
Cash tax (excl. Dutch exit cash tax)	(80)	(55)	(52)	(7)	(29)	(74)
COVID-19 donations	-	-	(25)	(23)	-	(2)
Unlevered Free Cash Flow	**$394**	**$425**	**$451**	**$241**	**$263**	**$473**
Cash interest	(68)	(45)	(28)	(15)	(10)	(22)
Lease payments	(2)	(9)	(9)	(5)	(4)	(9)
Levered Free Cash Flow	**$325**	**$370**	**$414**	**$221**	**$249**	**$442**

Source: Company filings.
Note: Dollars in USD millions. H1 period represents the first two quarters of the fiscal year and ends on June 30. Avast's fiscal year is the calendar year.
1) Excluding change in deferred revenue and deferred COGS.

Copyright ©2022 NortonLifeLock + Avast. All rights reserved. 52

Copyright © 2022NortonLifeLock + Avast. All rights reserved. +